Exhibit 10.04

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of March 30, 2015 (the “Effective Date”) by and between Amyris, Inc., a Delaware corporation (the “Company”), and Naxyris S.A. (the “Purchaser”).

Preliminary Statement

Subject to the terms and conditions hereof, the Purchaser desires to purchase, and the Company desires to offer and sell to the Purchaser, up to $10,000,000 in principal amount of an Unsecured Convertible Note of the Company (the “Note”).  If and when issued, the Note shall be evidenced by a convertible note in the form attached hereto as Exhibit A.  The Note will be convertible, at the option of the Purcahser into shares (the “Underlying Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of the Note.

Agreement

The parties, intending to be legally bound, agree as follows:

1.  Sale of Note; Commitment Fee.

(a)  Subject to the terms and conditions hereof, at the Closing (as defined in Section 2), the Company may elect to sell to the Purchaser, and upon such election and subject to satisfaction of the conditions set forth in this Agreement, the Purchaser will purchase from the Company, a Note in a principal amount up to $10,000,000 (the “Total Purchase Price”).

(b)  On or prior to the later of the date of this Agreement or April 1, 2015, as inducement for the Purchaser to enter into this Agreement, the Company shall pay to the Purchaser a non-refundable commitment fee of $200,000.00 (the “Commitment Fee”).

2.  Funding Request; Closing.

(a)  Funding Request.  At any one time following the date of this Agreement until the earlier to occur of the following (each a “Commitment Termination Event”) (i) March 31, 2016, (ii) such time as the Company completes a new financing (or series of financings) through the sale or issuance by the Company of equity, debt or similar instruments (which excludes any equity, debt or other similar instruments that are already committed to or may be sold and issued under agreements that the Company has entered into as of the date hereof and which are each set forth on Schedule 1.1 hereto) that results net proceeds to the Company greater than or equal to $10,000,000 in the aggregate, (iii) such time as the Board of Directors of the Company determines in good faith that the termination of Purchaser’s commitment hereunder would not cause undue financial hardship to the Company, the Company may deliver, in its sole in its sole discretion, written notice to Purchaser of its election to sell to the Purchaser (the “Funding Notice”), on the terms and conditions set forth in this Agreement, the Note in a principal amount up to the Total Purchase Price. The Company shall notify Purchaser in writing of the occurrence of any Commitment Termination Event promptly and within one business day of such occurrence.

(b)  Closing.  The Funding Notice shall specify (i) the principal amount of the Note being sold (up to the Total Purchase Price) which shall be the purchase price to be paid by Purchaser at the Closing (the “Purchase Price”), and (ii) the expected date of closing (the “Requested Closing Date”), which shall not be less than seven (7) calendar days prior to delivery of the Funding Notice unless otherwise agreed by the Company and Purchaser.   The closing of the purchase and sale of the Note contemplated by the Funding Notice (the “Closing”) shall occur on the later of the Requested Closing Date or the date on which each of the closing conditions set forth in Section 7 and 8 have been satisfied or waived in writing by the applicable party.

3.  Delivery.

(a)  At the Closing, the Purchaser shall (i) pay the Company the applicable Purchase Price in immediately available funds, or (ii) (A) initiate irrevocable payment instructions to its paying bank to make the payment (an “Irrevocable Payment Instruction”) to the Company of the applicable Purchase Price in immediately available funds and (B) deliver to the Company confirmation that the Purchaser has made an Irrevocable Payment Instruction, such confirmation to be in the form of a federal reference number or other similar written evidence that a wire has been initiated.

(b)  At the Closing, or, if applicable, upon receipt of the applicable amount of the Purchase Price due in respect of the Closing from the Purchaser who makes an Irrevocable Payment Instruction at the Closing, the Company shall deliver to the Purchaser a Note with a principal amount as provided in Section 1 above, such Note to be registered in the name of the Purchaser, or in such nominee’s or nominees’ name(s) as provided by the Purchaser to the Company, against payment of the Purchase Price therefor as provided in Section 1 above by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing to Purchaser at least two (2) days prior to the date of the Closing.  At the Closing the Company shall execute and deliver to the Purchaser Amendment No. 6 to Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Rights Agreement Amendment”).

4.  Company Representations.  The Company represents and warrants to the Purchaser as follows:

(a)  Organization and Standing. The Company is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, prospects, financial condition or results of operation of the Company or the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”). For the purposes of clarity, the implementation of any plan for the significant restructuring of the Company, which has been approved by the Board of Directors of the Company as of the date hereof, shall not constitute a Material Adverse Effect.

(b)  Power. The Company has all requisite power to execute and deliver this Agreement, to sell and issue the Note hereunder, and to carry out and perform its obligations under the terms of this Agreement, the Note and the Rights Agreement Amendment (collectively, the “Transaction Agreements”).

(c)  Authorization. Subject to any waivers or consents required under the ROFI Agreements (as defined in Section 4(f) below and any waivers of covenants limiting the Company’s ability to incur further debt under outstanding debt instruments and loans), each of which would be obtained or waived as required prior to the Closing (the “Pre-Closing Consents”), execution, delivery, and performance of the Transaction Agreements by the Company has been duly authorized by all requisite action on the part of the Company and its officers, directors and stockholders, and this Agreement and the Note constitute, and the Rights Agreement Amendment will constitute, the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies (together, the “Enforceability Exceptions”).

(d)  Consents and Approvals. Except for any Current Report on Form 8-K or Notice of Exempt Offering of Securities on Form D or other document to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transactions contemplated hereby, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated hereby. Assuming the accuracy of the representations of the Purchaser in Section 5, no consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency, self-regulatory organization, stock exchange or market (including The NASDAQ Stock Market LLC (“The NASDAQ Stock Market”), or other governmental body is required for the execution and delivery of the Transaction Agreements, the valid issuance, sale and delivery of the Note (including the issuance of the Underlying Securities upon conversion thereof, the Note together with the Underlying Securities being referred to herein as the “Securities”) to be sold pursuant to this Agreement other than such as have been made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities.

(e)  Non-Contravention. The execution and delivery of this Agreement and, following satisfaction of the Closing conditions set forth in Sections 7 and 8 hereof as applicable to the Closing, the execution and delivery of the Rights Agreement Amendment, the issuance, sale and delivery of the Securities to be sold by the Company under this Agreement and the performance by the Company of its obligations under the Transaction Agreements and/or the consummation of the transactions contemplated thereby, will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Restated Certificate of Incorporation, as amended and as in effect on the date hereof, the Company’s Bylaws, as amended and as in effect on the date hereof, or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject.  For purposes of this Section 4(e), the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 in a 12-month period.

(f)  Note. The Note has been duly authorized by the Company and, when duly executed and delivered and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions. Except for the rights of first investment granted to certain stockholders of the Company pursuant to (i) that certain Letter Agreement dated as of February 23, 2012 by and among the Company and certain of its stockholders, and (ii) the Securities Purchase Agreement dated August 8, 2013 by and among the Company and certain of its stockholders, as amended October 16, 2013 and December 24, 2013 (collectively, the “ROFI Agreements”), the issuance and delivery of the Note is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other person, or any liens or encumbrances or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

(g)  The Underlying Securities.  Upon issuance and delivery of the Note in accordance with this Agreement, the Note will be convertible in certain circumstances at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Note.  The Underlying Securities reserved for issuance upon conversion of the Note will, as of the Closing, be duly authorized and reserved and, when issued upon conversion of the Note in accordance with the terms of the Note, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights (other than pursuant to the ROFI Agreements) or result in the triggering of any anti-dilution or other similar rights under any outstanding securities of the Company.

(h)  No Registration. Assuming the accuracy of each of the representations and warranties of the Purchaser herein, the issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

(i)  Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as of the Closing, will have filed all documents and reports that the Company was required to file pursuant to Section I.A.3.b of the General Instructions to Form S-3 promulgated under the Securities Act in order for the Company to be eligible to use Form S-3 (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively, the  “SEC Documents”).  The SEC Documents complied as to form in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder (collectively, the “SEC Rules”), and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As used in this Agreement, “Previously Disclosed” means information set forth in or incorporated by reference into the SEC Documents filed with the SEC on or after November 7, 2014 but prior to the date hereof (except for risks and forward-looking information set forth in the “Risk Factors” section of the applicable SEC Documents or in any forward-looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward-looking in nature).

(j)  Legal Proceedings. Except as Previously Disclosed, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Agreements or (ii) have a Material Adverse Effect.  The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

(k)  No Violations. Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, bylaws or other organizational documents, or to its knowledge, is in violation of any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company and the Company is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act.  The Company has not received any comment letter from the SEC relating to any SEC Documents which has not been resolved. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(l)  Listing Compliance. The Company is in compliance with the requirements of The NASDAQ Stock Market LLC (“The NASDAQ Stock Market”) for continued listing of the Common Stock thereon and has no knowledge of any facts or circumstances that could reasonably lead to delisting of its Common Stock from The NASDAQ Stock Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The NASDAQ Stock Market, nor has the Company received any notification that the SEC or The NASDAQ Stock Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Agreements will not contravene the rules and regulations of The NASDAQ Stock Market. The Company will comply with all requirements of The NASDAQ Stock Market with respect to the issuance of the Shares, including the filing of any listing notice with respect to the issuance of the Shares.

(m)  Financial Statements. The consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and cash flows for the periods therein specified subject, in the case of unaudited statements, to normal year-end audit adjustments. Except as set forth in such Financial Statements (or the notes thereto), such Financial Statements (including the related notes) have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods therein specified (“GAAP”).  Except as set forth in the Financial Statements, neither the Company nor its subsidiaries has any material liabilities other than liabilities and obligations that have arisen in the ordinary course of business and which would not be required to be reflected in financial statements prepared in accordance with GAAP.

(n)  Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in the Shares. All disclosure furnished by or on behalf of the Company to the Purchaser in connection with this Agreement regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that the Purchaser has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those set forth in Section 5 hereto.

5.  Investment Representations.  In connection with the receipt of the Note pursuant to this Agreement, the Purchaser represents and warrants to the Company the following:

(a)  Organization. Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

(b)  Power. Purchaser has all requisite power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(c)  Authorization. The execution, delivery, and performance of this Agreement by Purchaser has been duly authorized by all requisite action, and this Agreement constitutes the legal, valid, and binding obligation of Purchaser enforceable in accordance with its terms (subject to the Enforceability Exceptions).

(d)  Consents and Approvals. Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(e)  Non-Contravention. The execution, delivery and, subject to satisfaction by the Company of the conditions to Closing set forth in Sections 7 and 8 hereof on or prior to the issuance of the Note, performance, by Purchaser of this Agreement do not and will not contravene or constitute a default under, or violation of, or be subject to penalties under, (i) any agreement (or require the consent of any party under any such agreement that has not been made or obtained) to which Purchaser is a party, or (ii) any judgment, injunction, order, decree or other instrument binding upon Purchaser, except where such contravention, default, violation or failure to obtain a consent, individually or in the aggregate, would not reasonably be expected to impair Purchaser’s ability to perform fully any obligation which Purchaser has or will have under this Agreement.

(f)  Investor Qualification.  Purchaser understands the definition of the term “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, and qualifies as an accredited investor.

(g)  Information; Purchase for Investment Only. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Purchaser is acquiring the Securities for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law.  Purchaser does not have any present intention to transfer the Securities to any other person or entity in such a “distribution.”

(h)  No Registration.  Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(i)  Restricted Securities. Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale.

(j)  Risk of Investment. Purchaser realizes that the purchase of the Securities will be a highly speculative investment and Purchaser may suffer a complete loss of its investment. Purchaser understands all of the risks related to the purchase of the Securities. By reason of its business and financial experience, Purchaser has the ability to protect its own interests in connection with the purchase of the Securities.

(k)  Advisors. Purchaser has reviewed with its own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated hereby with Purchaser’s own legal counsel.

(l)  Finder. Purchaser is not obligated and will not be obligated to pay any broker commission, finders’ fee, success fee, or commission in connection with the transactions contemplated by this Agreement.

6.  Restrictive Legends and Stop-Transfer Orders.

The Note and/or the certificate or certificates representing the Underlying Securities shall bear such legends as the Company deems to be required for the purpose of compliance with applicable federal or state securities laws or as otherwise required by law.

7.  Conditions to Company’s Obligations at each Closing.  The Company’s obligation to complete the sale and issuance of the Note, and deliver the Note to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

(a)  Receipt of Payment. The Company shall have received payment (or confirmation that an Irrevocable Payment Instruction has been made with respect to such payment), by wire transfer of immediately available funds or by conversion of indebtedness of the Company to such applicable Purchaser, in the full amount of the Purchase Price for the Note being purchased by the Purchaser at the Closing.

(b)  Representations and Warranties. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of the Closing.

8.   Conditions to Purchaser’s Obligations at the Closing.  The Purchaser’s obligation to accept delivery of the Note and to pay for the Note at the Closing shall be subject to the following conditions to the extent not waived by the Purchaser:

(a)  Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of, and as if made on, the date of this Agreement and as of the date of the Closing as though such representations and warranties were made on and as of such date.

(b)  Certificate. The Purchaser shall have received a certificate dated as of the Closing and signed by the Company’s Chief Executive Officer and Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct as of, and as if made on, the date of this Agreement and as of the Closing, and that the Company has satisfied all of the conditions set forth in this Agreement and required to be satisfied as of the Closing.

(c)  Receipt of Rights Agreement Amendment.  The Company shall have executed and delivered to the Purchaser the Rights Agreement Amendment, and the Rights Agreement shall have been duly executed by such other parties as may be required for the Rights Agreement to be binding and effective with respect to the parties thereto.

(d)  Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware as evidenced by a certificate of the Secretary of State of the State of Delaware, a copy of which has been provided to the Purchaser on the Closing.

(e)  Board Approval.  The terms and conditions of the issuance of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the Transaction Agreements shall have been approved by at least 75% of the directors of the Board of Directors of the Company and all of the disinterested directors of the Board of Directors of the Company.

(f)  Other Approvals.  The Company shall have obtained all governmental, regulatory or third party consents and approvals required in connection with the transactions contemplated hereby, if any, including obtaining the Pre-Closing Consents and any waivers of any other negative covenants and pro rata or similar preemptive rights that may apply to the issuance of the Securities.

(g)  Draw-Down Fees.  The Company shall have paid to the Purchaser a draw-down fee equal to $300,000 (the “Draw-Down Fee”).

9.  SEC Filings.  Upon execution of this Agreement and the issuances of Note, the Company will complete any SEC filings (such as a Current Report on Form 8-K and a Notice of Exempt Offering of Securities on Form D) that are, in the judgment of the Company’s legal counsel, required to be completed.

10.  Miscellaneous.

(a)  Termination of Commitment.  Notwithstanding anything to the contrary contained in this Agreement, Purchaser’s commitment to purchase the Note shall terminate and be of no further force and effect from and after the occurrence of any Commitment Termination Event.

(b)  Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c)  Assignment; Successors and Assigns. This Agreement may not be assigned by the Purchaser without the prior written consent of the Company; provided, that this Agreement may be assigned by the Purchaser to the valid transferee of any security purchased hereunder if such security remains a “restricted security” under the Securities Act. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns.

(d)  Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (i) when personally delivered, (ii) when sent by facsimile upon confirmation of receipt, (iii) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (iv) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed, as to the Company, to Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, CA 94608, Attn: General Counsel, facsimile number: (510) 740-7416, with a copy to Fenwick & West LLP, 801 California Street, Mountain View, CA 94041, Attn: Dan Winnike, Esq., facsimile number: (650) 938-5200, and as to the Purchaser at the address and facsimile number set forth below the Purchaser’s signature on the signature pages of this Agreement. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto. The Purchaser and the Company may each agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(e)  Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

(f)  Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

(g)  Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

(h)  Expenses.  Each party will bear its own costs and expenses in connection with this Agreement; provided, however, that the Company will pay up to the Purchaser’s reasonable legal fees incurred in connection with the negotiation of the Transaction Agreements up to a maximum of $20,000 promptly following receipt of an invoice for such services and will pay any additional reasonable legal fees incurred by Purchaser in connection with any Closing.

(i)  Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

(j)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

(k)  Amendments and Waivers.  This Agreement may not be amended, supplemented or otherwise modified except in a written instrument executed by each of the parties.  No waiver by any of the parties of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No waiver by any of the parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waiver.  No action taking pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

[Signature Pages Follow]

The undersigned has executed this Agreement as of the date first set forth above.

THE COMPANY:
AMYRIS, INC.
By:	/s/ John Melo
(Signature)
Name:	John Melo
Title:	President & CEO
Address: 5885 Hollis Street, Suite 100 Emeryville, CA 94608 Attention: General Counsel Facsimile: (510) 899-0165 Email:

[Signature Page to Securities Purchase Agreement]

The undersigned has executed this Agreement as of the date first set forth above.

PURCHASER:
NAXYRIS S.A.

/s/ Christoph Piel /s/ Jacques Reckinger
(Signature)
Name: Christoph PIEL Jacques RECKINGER
Director Director
Title:
Address: 40, Boulevard Joseph II L-1840 Luxembourg Attention: Sam Reckinger and Christoph Piel Facsimile: 00 352 45 31 33 Email: Sam.Reckinger@bdl.lu and Christoph.PIEL@bdl.lu

[Signature Page to Securities Purchase Agreement]

SCHEDULE 1.1

Existing Financing Agreements

1.	Common Stock Purchase Agreement, dated as of February 24, 2015 between Nomis Bay Ltd and the Company.

2.
 Loan and Security Agreement, dated as of March 29, 2014, as amended by that certain First Amendment to Loan and Security Agreement on June 12, 2014, and further amended by that certain Second Amendment to Loan and Security Agreement on March 30, 2015, among Hercules Technology Growth Capital and the Company (and the other subsidiaries of the Company joined as parties thereto).

EXHIBIT A

FORM OF NOTE

EXHIBIT B

RIGHTS AGREEMENT AMENDMENT